UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 22, 2010

FX Real Estate and Entertainment Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33902	36-4612924
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

650 Madison Avenue, 15th Floor, New York, New York		10022
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-796-8174

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

As has been previously disclosed in FX Real Estate and Entertainment Inc.’s (the "Company") Current Report on Form 8-K dated December 23, 2009, as filed with the Securities and Exchange Commission on December 24, 2009 (the "December 23, 2009 Form 8-K"), on December 23, 2009, the Company’s remaining Las Vegas subsidiary entered into a Lock Up and Plan Support Agreement (the "New Lock Up Agreement") with the first lien lenders (the "First Lien Lenders"), certain of the second lien lenders (the "Participating Second Lien Lenders") and the first and second lien agents under the Las Vegas subsidiary’s $475 million mortgage loans, and LIRA LLC (the "Equity Parent"), a corporate affiliate of Robert F.X. Sillerman, Paul C. Kanavos and Brett Torino, who are directors, executive officers and/or greater than 10% stockholders of the Company (the "Equity Sponsors").

As has been previously disclosed in the December 23, 2009 Form 8-K, the purpose of the New Lock Up Agreement is to pursue an orderly liquidation of the Company’s Las Vegas subsidiary for the benefit of its (and its predecessor entities’) creditors pursuant to a prearranged sale of the Las Vegas subsidiary’s Las Vegas property under a prepackaged chapter 11 bankruptcy case to be filed by the Las Vegas subsidiary. The Las Vegas subsidiary is currently in default under its $475 million mortgage loans secured by its Las Vegas property, which is substantially the Company’s entire business.

Reference is made to the December 23, 2009 Form 8-K for a summary description of the prearranged sale of the Las Vegas property and the related prepackaged chapter 11 bankruptcy proceeding and other transactions contemplated by the New Lock Up Agreement.

On January 22, 2010, the parties to the New Lock Up Agreement amended the New Lock Up Agreement by entering into the First Amendment to the Lock Up and Plan Support Agreement (the "First Amendment"). Under the First Amendment, the parties extended the date until which they have to agree upon the definitive forms of the key transaction documents required to implement the prepackaged chapter 11 bankruptcy case’s plan of reorganization from January 22, 2010 to February 3, 2010 (or such earlier date upon which the parties agree that the key transaction documents are in definitive form). Exhibits C and D to the New Lock Up Agreement were amended and restated in their entirety by the First Amendment.

The New Lock Up Agreement, as amended by the First Amendment, will automatically terminate and be of no further force and effect on February 3, 2010 (unless extended by agreement) if on or before such date the parties thereto have not agreed upon the definitive forms of such key transaction documents.

The date on which the parties agree upon such key transaction documents is referred to in the December 23, 2009 Form 8-K as the "Document Finalization Date." Upon the occurrence of the Document Finalization Date, the Las Vegas subsidiary is required to use its commercially reasonable best efforts to take certain specified actions within specified time periods for the purpose of initiating the prepackaged chapter 11 bankruptcy case contemplated by the New Lock Up Agreement. Such specified actions and time periods are summarized in the December 23, 2009 Form 8-K.

The foregoing description of the New Lock Up Agreement, as amended by the First Amendment, and the transactions contemplated thereby is not complete and is qualified in its entirety by reference to the full text of the New Lock Up Agreement, a copy of which is filed as Exhibit 10.1 to the December 23, 2009 Form 8-K and incorporated herein by reference, and the First Amendment, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On January 28, 2010, the Company sold an aggregate of 1,562,499 shares of its common stock to Laura Baudo Sillerman, the spouse of Robert F.X. Sillerman, the Company’s Chairman and Chief Executive Officer, Paul C. Kanavos, the Company’s President, and his spouse Dayssi Olarte de Kanavos and TTERB Living Trust, an affiliate of Brett Torino, a greater than 10% stockholder of the Company, upon their exercise of a like number of Company warrants. The Company received aggregate proceeds of $125,000 from the exercise of the warrants, which were exercisable at $0.08 per share. Mrs. Sillerman, Mr. Kanavos and his spouse and TTERB Living Trust each purchased 520,833 shares of common stock upon the exercise of a like number of warrants for an aggregate exercise price of $41,666.66.

These sales of shares of Company common stock were made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933 for transactions by an issuer not involving a public offering.

Item 9.01 Financial Statements and Exhibits.

First Amendment to Lock Up and Plan Support Agreement dated as of January 22, 2010 by and among Ladesbank Baden-Württemberg, Münchener Hypothekenbank EG, Deutsche Hypothekenbank (Actien-Gesellschaft), Great Lakes Reinsurance (UK) PLC, Five Mile Capital Pooling International LLC, Spectrum Investment Partners LP, Transamerica Life Insurance Company, NexBank, SSB, FX Luxury Las Vegas I, LLC and LIRA LLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FX Real Estate and Entertainment Inc.

January 28, 2010	By:	Mitchell J. Nelson

Name: Mitchell J. Nelson
Title: Executive Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	First Amendment to Lock Up and Plan Support Agreement dated as of January 22, 2010 by and among Ladesbank Baden-Württemberg, Münchener Hypothekenbank EG, Deutsche Hypothekenbank (Actien-Gesellschaft), Great Lakes Reinsurance (UK) PLC, Five Mile Capital Pooling International LLC, Spectrum Investment Partners LP, Transamerica Life Insurance Company, NexBank, SSB, FX Luxury Las Vegas I, LLC and LIRA LLC.